AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF ETF SERIES

(Amended as of December 13, 2017)

Name
JPMorgan Diversified Return Global Equity ETF
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return International Currency Hedged ETF
JPMorgan Diversified Alternatives ETF
JPMorgan Diversified Return Europe Equity ETF
JPMorgan Diversified Return Europe Currency Hedged ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF
JPMorgan Disciplined High Yield ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Global Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Long/Short ETF
JPMorgan Managed Futures Strategy ETF
JPMorgan USD Emerging Markets Sovereign Bond Fund

This Exhibit A supersedes and replaces any previously executed Exhibit A between the parties.

J.P. Morgan Exchange-Traded Fund Trust

By:

Name:

Title:

JPMorgan Chase Bank, N.A.

By:

Name:

Title: